EXHIBIT 32

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C.
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

       I, Alice Tzu-Shia Hwang, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Nano Superlattice Technology, Inc. for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Nano Superlattice Technology, Inc.

       I, Chien-Fang Wang, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Nano Superlattice Technology, Inc. for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Nano Superlattice Technology, Inc.

       Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

August 20, 2007

/s/ Alice Tzu-Shia Hwang
Alice Tzu-Shia Hwang, President
(Principal Executive Officer)

/s/ Chien-Fang Wang
Chien-Fang Wang, Vice President
(Principal Financial Officer)